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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): January 3, 2006

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                       001-09553           04-2949533
(State or other jurisdiction of          (Commission        (IRS Employer
        incorporation)                   File Number)     Identification Number)

      51 West 52nd Street, New York, New York                  10019
     (Address of principal executive offices)               (zip code)

       Registrant's telephone number, including area code: (212) 975-4321


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

           On January 5, 2006, CBS Corporation (the "Company") closed its previously announced $325 million acquisition of CSTV Networks, Inc. ("CSTV"). In connection with the acquisition and as part of the consideration to be paid to the former holders of capital stock of CSTV on February 1, 2006, the Company will issue shares of CBS Class B common stock, par value $0.001 per share ("CBS Class B Common Stock"), with an aggregate value of approximately $300 million. The precise number of shares of CBS Class B Common Stock to be issued on February 1, 2006 will be determined based on an agreed volume-weighted average trading price for the CBS Class B Common Stock during a period preceding the date of issuance. These shares will be issued in a private placement which is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The exemption from registration was based on, among other things, the number of former stockholders of CSTV to receive CBS Class B Common Stock and on representations of such stockholders made to the Company. The Company has agreed to make available a shelf registration statement with respect to the resale of such shares of CBS Class B Common Stock no later than February 1, 2006.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CBS CORPORATION
                                      (Registrant)


                                      By:  /s/ Louis J. Briskman
                                          --------------------------------------
                                          Name:  Louis J. Briskman
                                          Title: Executive Vice President and
                                                 General Counsel

Date:  January 9, 2006







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